Exhibit (c)-(3)

PRELIMINARY | SUBJECT TO FURTHER REVIEW AND EVALUATION These materials may not be used or relied upon for any purpose other than as specifically contemplated by a written agreement with China Renaissance Securities (Hong Kong) Limited. Project CLARITY Discussion Materials Prepared for the Special Committee March 2014 CONFIDENTIAL: For the Special Committee’s Use Only

Transaction Overview Summary of Transaction Value (In US$ millions, except per share data) Implied Valuation Offer Price per ADS $4.70 Total ADS outstanding (a) 40.6 Implied Equity Value $190.6 Adjustments for Net Debt: Debt (b) - Cash and Cash Equivalents (b) $(91.1) Non-controlling Interests (b) 11.2 Implied Enterprise Value $110.7 Implied Transaction Multiples Amount Multiple 2012A Revenue $165.5 0.67x 2013E Revenue (c) 181.1 0.61x 2012A Net Income – GAAP (2.5) NM 2013E Net Income – GAAP (c) 1.2 NM 2012A EBITDA (1.8) NM 2013E EBITDA(c) 5.1 21.8x Note: (a) Represents issued and outstanding ADS as of Sep 30, 2013 per company filing (b) As of Sep 30, 2013 per company filing (c) Based on CLARITY’s preliminary unaudited management accounts for FY2013 Implied Premiums to Historical Stock Prices Offer Price Price Premium / (US$) (Discount) Offer Price $4.70 - Current (Mar 21, 2014) 4.33 8.5% Unaffected Price (Sep 27, 2013) 4.01 17.2% VWAP (Before Sep 30, 2013) 1-Week $4.22 11.4% 1-Month 4.12 14.1% 3-Month 4.15 13.2% - 1 - CONFIDENTIAL: For the Special Committee’s Use Only

Recent Share Price Performance Recent Share Price Performance(a) Volume in 000s 50% Sep 30, 2013: 200 Announced receipt of “Going Private” proposal from the 40% May 21, 2013: Chairman and CMC Capital priced Announced Q1 at US$4.70 / ADS 2013 results 30% 150 Nov 19, 2012: 20% Announced Q3 2012 results Mar 18, 2013: Announced Q4 2012 Nov 29, 2013: 10% and full-year results Announced Q3 2013 results 0% 52 100 Weeks High: US$5.89/ADS Aug 21, 2013: Announced Q2 -10% 2013 results Offer Price: US$4.70/ADS -20% 50 -30% 3-month VWAP: US$4.15/ADS 52 Weeks Low: US$3.81/ADS -40% -50% 0 CLARITY Share Price NASDAQ Composite Index CLARITY Trading Volume Source: Capital IQ as of Mar 21, 2014 Note: (a) From the twelve months prior to the announcement of the receipt of “Going Private” proposal up to Mar 21, 2014 - 2 - CONFIDENTIAL: For the Special Committee’s Use Only

Selected Public Companies Analysis Trading Performance of Selected Public Companies (a) (In US$ millions, except per share price) Share Market Enterprise EV / Revenue EV / Gross Profit EV / EBITDA (GAAP) P / E (GAAP) Gross Margin EBITDA Margin Net Income Margin Company Ticker Price Cap Value LTM (b) 2014 (c) 2015 (c) LTM (b) 2014 (c) 2015 (c) LTM (b) 2014 (c) 2015 (c) LTM (b) 2014 (c) 2015 (c) LTM (b) 2014 (c) 2015 (c) LTM (b) 2014 (c) 2015 (c) LTM (b) 2014 (c) 2015 (c) CLARITY (Unaffected Price) (d) CHRM $ 4.01 $ 162.7 $ 82.7 0.46x NA NA 1.49x NA NA 16.3x NA NA NM NA NA 30.7% NA NA 2.8% NA NA 0.7% NA NA CLARITY (Offer) (d) CHRM 4.70 190.6 110.7 0.61x NA NA 1.99x NA NA 21.8x NA NA NM NA NA 30.7% NA NA 2.8% NA NA 0.7% NA NA Selected Global Advertising Companies Asatsu-DK Inc. TSE:9747 $19.52 $819.4 $463.4 0.14x 0.13x 0.13x 1.03x 1.00x 0.99x 15.6x 8.6x 8.3x 23.9x 30.4x 24.6x 13.2% 13.3% 13.3% 0.9% 1.5% 1.6% 1.0% 0.8% 1.0% STW Communications Group Ltd. ASX:SGN 1.33 531.9 692.4 1.91x 1.78x 1.66x 4.98x NA NA 8.4x 7.6x 7.1x 12.1x 11.2x 10.4x 38.3% NA NA 22.7% 23.5% 23.4% 12.4% 12.4% 12.5% Clear Media Ltd. SEHK:100 0.93 497.8 390.1 1.84x NA NA 4.54x NA NA 4.6x NA NA 19.0x NA NA 40.4% NA NA 40.2% NA NA 12.2% NA NA SinoMedia Holding Ltd. SEHK:623 0.79 441.2 272.0 0.94x 0.77x 0.69x 2.59x 2.14x 1.86x 3.1x 2.9x 2.5x 7.6x 6.8x 6.1x 36.5% 36.2% 37.2% 30.1% 26.9% 27.4% 20.9% 18.7% 19.0% D.A.Consortium Inc. JASDAQ:4281 4.32 209.8 165.8 0.16x 0.16x 0.14x 1.18x 1.12x 1.01x 6.0x 7.2x 6.4x 15.1x 22.1x 19.1x 13.7% 14.1% 14.1% 2.7% 2.2% 2.2% 1.4% 0.9% 0.9% Goldbach Group AG SWX:GBMN 22.80 134.1 87.5 0.17x 0.17x 0.17x 0.80x NA NA 2.7x 2.5x 2.3x NM 16.1x 14.9x 21.8% NA NA 6.5% 6.9% 7.2% (3.5%) 1.6% 1.7% GIIR Inc. KOSE:A035000 7.64 123.8 51.4 0.15x NA NA 0.48x NA NA 2.9x NA NA NA NA NA 32.3% NA NA 5.3% NA NA 3.4% NA NA AirMedia Group Inc. NasdaqGS:AMCN 2.64 158.0 75.8 0.28x 0.26x 0.24x 2.75x 1.98x 1.44x 13.0x 5.7x 3.0x NM 33.0x 37.7x 10.1% 13.3% 16.7% 2.1% 4.6% 8.0% (3.9%) 1.6% 1.3% VisionChina Media Inc. NasdaqGS:VISN 20.27 102.7 95.1 0.91x NA NA 6.84x NA NA NM NA NA NM NA NA 13.3% NA NA (27.7%) NA NA (22.9%) NA NA GMO AD Partners Inc. JASDAQ:4784 6.52 95.9 79.7 0.42x NA NA 1.83x NA NA 7.3x NA NA 53.7x NA NA 23.0% NA NA 5.8% NA NA 1.0% NA NA ShiFang Holding Limited SEHK:1831 0.06 49.3 27.2 0.48x NA NA 2.32x NA NA NM NA NA NM NA NA 20.5% NA NA (35.2%) NA NA (43.0%) NA NA Dahe Media Co. Ltd. SEHK:8243 0.04 35.3 60.6 0.88x NA NA 2.32x NA NA 5.3x NA NA 23.1x NA NA 37.9% NA NA 16.5% NA NA 2.2% NA NA 1st Quartile 0.17x 0.16x 0.15x 1.14x 1.09x 1.00x 3.5x 3.6x 2.6x 13.6x 12.4x 11.5x 13.6% 13.3% 13.9% 1.8% 2.8% 3.5% (3.6%) 1.1% 1.0% Median 0.45x 0.22x 0.20x 2.32x 1.55x 1.22x 5.7x 6.4x 4.7x 19.0x 19.1x 17.0x 22.4% 13.7% 15.4% 5.5% 5.8% 7.6% 1.2% 1.6% 1.5% Mean 0.69x 0.55x 0.51x 2.64x 1.56x 1.32x 6.9x 5.7x 4.9x 22.1x 19.9x 18.8x 25.1% 19.2% 20.3% 5.8% 11.0% 11.7% (1.6%) 6.0% 6.1% 3rd Quartile 0.92x 0.65x 0.58x 3.19x 2.02x 1.54x 8.1x 7.5x 6.9x 23.5x 28.3x 23.2x 36.8% 19.6% 21.8% 18.0% 19.4% 19.6% 5.6% 9.7% 9.8% Source: Capital IQ and company filings Note: (a) Includes selected foreign-listed Chinese and global advertising companies with market capitalization below US$1 billion (b) Based on latest company filings (c) Based on consensus estimates from Capital IQ as of Mar 21, 2014 (d) CLARITY’s LTM financials are based on preliminary unaudited management accounts for FY2013 - 3 - CONFIDENTIAL: For the Special Committee’s Use Only

Selected Precedent Go-Private Transaction Analysis

On-Going Transaction Offer Premium Analysis [a]

(In US$ millions, except per share price)

Date			Deal	Offer	Spot Share Price			Offer Premium (%)		
Announced	**Target**	**Financial Sponsor/Acquirer**	**Size**	**Price**	**1-Day**	**1-Week**	**1-Month**	**1-Day**	**1-Week**	**1-Month**
Feb 17, 2014	Chindex International Inc.	Fosun Industrial; TPG Capital	$ 340.7	$ 19.50	$ 17.15	$ 15.98	$ 16.72	13.7%	22.0%	16.6%
Feb 10, 2014	AutoNavi Holdings Limited	Alibaba Group	1,236.0	21.00	16.54	15.11	15.96	27.0%	39.0%	31.6%
Jan 27, 2014	Shanda Games Limited	Primavera Capital	440.2	6.90	5.65	4.77	4.49	22.1%	44.7%	53.7%
Dec 24, 2013	Noah Education Holdings Ltd.	Morgan Stanley Private Equity	41.7	2.80	2.25	2.29	2.41	24.4%	22.3%	16.2%
Nov 25, 2013	Giant Interactive Group, Inc.	Baring Private Equity Asia	1,601.7	11.75	10.13	9.39	9.24	16.0%	25.1%	27.2%
Nov-07-2013	RDA Microelectronics, Inc.	Tsinghua Unigroup	910.0	18.00	15.55	14.85	15.10	15.8%	21.2%	19.2%
Jun 20, 2013	ChinaEdu Corporation	NA	151.0	7.00	5.84	5.99	5.95	19.9%	16.9%	17.6%
Jun 06, 2013	iSoftStone Holdings Limited	ChinaAMC Capital Management	357.3	5.85	4.84	4.57	4.18	20.9%	28.0%	40.0%
May 20, 2013	Pactera Technology International Ltd.	Blackstone (NYSE:BX)	553.3	7.30	5.26	5.12	5.64	38.8%	42.6%	29.4%
Mar 12, 2013	Camelot Information Systems Inc.	Beyondsoft (SZSE:002649)	76.5	1.85	1.50	1.49	1.44	23.3%	24.2%	28.5%
Nov 02, 2012	Trunkbow International Holdings, Ltd.	NA	30.2	1.46	1.19	1.18	1.14	22.7%	23.7%	28.1%
Oct 15, 2012	Yongye International, Inc.	Abax Global Capital; Morgan Stanley Private Equity	404.3	6.60	4.79	4.68	4.32	37.8%	41.0%	52.8%
Oct 12, 2012	Ninetowns Internet Technology Group	NA	53.9	1.90	1.08	1.10	1.09	75.9%	72.7%	74.3%
Oct 09, 2012	American Lorain Corporation	NA	107.0	1.60	1.15	1.25	1.29	39.1%	28.0%	24.0%
Dec 13, 2011	WSP Holdings Ltd.	NA	893.6	3.20	2.00	2.20	1.95	60.0%	45.5%	64.1%

Source: Company filings and press releases
Note:
(a) Includes on-going go-private transactions since 2011 involving Chinese companies

華 興 資 本
China Renaissance
- 4 -
CONFIDENTIAL: For the Special Committee's Use Only

Selected Precedent Go-Private Transaction Analysis (Cont'd)

Completed Transaction Offer Premium Analysis [a]

(In US$ millions, except per share price)

Date Announced	Date Completed	Target	Financial Sponsor/Acquirer	Deal Size	Offer Price	Spot Share Price 1-Day	Spot Share Price 1-Week	Spot Share Price 1-Month	Offer Premium (%) 1-Day	Offer Premium (%) 1-Week	Offer Premium (%) 1-Month
Jun 21, 2013	Dec 23, 2013	Spreadtrum Communications Inc.	Tsinghua Holdings	$ 1,686.4	$ 28.50	$ 22.29	$ 21.16	$ 18.68	27.9%	34.7%	52.6%
Mar 11, 2013	Dec 23, 2013	Simcere Pharmaceutical Group.	Hony Capital	214.6	9.66	7.96	7.91	7.61	21.4%	22.1%	26.9%
Dec 27, 2012	Mar 05, 2013	BCD Semiconductor Manufacturing	Diodes Incorporated	151.0	8.00	3.88	3.75	3.99	106.2%	113.3%	100.5%
Oct 03, 2012	Jun 27, 2013	Feihe International, Inc.	Morgan Stanley Private Equity	147.1	7.40	6.10	5.70	6.11	21.3%	29.8%	21.1%
Sep 26, 2012	Jul 05, 2013	7 Days Group Holdings Limited	Sequoia Capital China; The Carlyle Group	516.3	12.70	10.57	9.15	9.23	20.2%	38.8%	37.6%
Sep 12, 2012	May 30, 2013	3SBio Inc.	CITIC Private Equity	322.6	15.00	11.59	11.20	11.23	29.4%	33.9%	33.6%
Sep 07, 2012	Apr 09, 2013	Syswin Inc.	NA	39.7	2.05	1.60	1.40	1.20	28.1%	46.4%	70.8%
Aug 13, 2012	Apr 29, 2013	Focus Media Holding Ltd.	CDH Investments; China Everbright; CITIC Capital; Fosun International; FountainVest; Carlyle	3,632.9	27.50	23.38	21.08	19.49	17.6%	30.5%	41.1%
Jul 06, 2012	Mar 28, 2013	ShangPharma Corporation	TPG	60.1	9.00	6.88	6.81	6.06	30.8%	32.2%	48.5%
May 21, 2012	Dec 28, 2012	Yucheng Technologies Limited	NA	81.1	3.90	3.08	3.11	3.04	26.6%	25.4%	28.3%
May 09, 2012	Feb 07, 2013	China Nuokang Bio-Pharmaceutical	NA	45.6	5.80	3.70	3.65	3.64	56.8%	58.9%	59.3%
Mar 27, 2012	Jun 27, 2013	Zhongpin, Inc.	NA	827.6	13.50	9.21	8.50	11.21	46.6%	58.8%	20.4%
Feb 21, 2012	Jun 08, 2012	China TransInfo Technology Corp.	SAIF Partners	183.4	5.65	5.15	4.87	4.71	9.7%	16.0%	20.0%
Jan 20, 2012	Jan 15, 2014	AsiaInfo-Linkage, Inc.	CITIC Capital; CITIC PE; China Broadband Capital	818.7	12.00	9.92	7.96	6.67	21.0%	50.8%	79.9%
Nov 19, 2011	Dec 19, 2011	Global Education & Technology Group	Pearson plc (LSE:PSON)	294.0	11.01	5.37	3.33	3.19	105.0%	230.5%	245.0%
Nov 14, 2011	Apr 17, 2012	China GreenTech Corp. Ltd.	NA	247.3	3.15	2.56	2.72	2.01	23.0%	15.8%	56.7%
Oct 28, 2011	Apr 20, 2012	China Real Estate Information Corporation	E-House	278.0	6.62	5.40	4.98	4.90	22.6%	32.9%	35.1%
Oct 17, 2011	Nov 22, 2011	Shanda Interactive Entertainment Ltd.	NA	678.7	41.35	33.48	32.37	35.42	23.5%	27.7%	16.7%
Mar 25, 2011	Aug 15, 2011	Funtalk China Holdings Limited	ARC Capital Holdings; Arch Digital; Capital Ally Investments; GM Investment	99.2	7.10	6.15	5.73	4.95	15.4%	23.9%	43.4%
Mar 07, 2011	Nov 04, 2011	China Fire & Security Group, Inc.	Bain Capital Private Equity	258.3	9.00	6.26	5.75	5.73	43.8%	56.5%	57.1%
Jan 31, 2011	Sep 16, 2011	China Security & Surveillance	NA	713.6	6.50	4.88	4.82	5.28	33.2%	34.9%	23.1%
								Overall 1st Quartile [b]	20.9%	24.1%	23.8%
								Overall Median [b]	24.0%	32.5%	34.3%
								Overall Mean [b]	33.0%	42.0%	45.6%
								Overall 3rd Quartile [b]	38.0%	44.9%	54.4%
Sep 30, 2013	NA	CLARITY	CMC Capital Limited	78.5	4.70	4.01	4.38	4.00	17.2%	7.3%	17.5%

Source: Company filings and press releases
Note:
(a) Includes completed going-private transactions since 2011 involving Chinese companies
(b) Represents overall statistics of on-going and completed going-private transactions

華 興 資 本
CHINA RENAISSANCE
- 5 -
CONFIDENTIAL: For the Special Committee's Use Only

Disclaimer This presentation and any other (written or oral) information or documents provided in connection herewith (“materials”) have been prepared by China Renaissance Securities (Hong Kong) Limited (“China Renaissance”) for use solely by the Special Committee of Charm Communications Inc. (the “Company”) in connection with an actual or potential mandate or engagement in connection with a potential transaction (“potential transaction”) involving the Company and may not be used or relied upon for any purpose other than as specifically contemplated by a written agreement with China Renaissance. In addition, these materials may not be, in whole or in part, disclosed, distributed, copied, summarized or otherwise referred to except as agreed to in writing by China Renaissance, and must be held in strict confidence by the Company and its directors, officers and employees. 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